Exhibit 24.2
                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Pharmaceutical Formulations, Inc.
Edison, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated August 26, 1996, relating to the consolidated financial statements and schedule of Pharmaceutical Formulations, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1996 as amended by Forms 10-K/A, amendments numbers 1, 2 and 3.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
BDO Seidman, LLP

Woodbridge, New Jersey

April 17, 1997


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                       Pharmacuetical Formulations, Inc.
                             460 Plainfield Avenue
                                Edison, NJ 08818

                                                     April 17, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.

         Re:      Pharmaceutical Formulations, Inc. -
                  Registration Statement for 400,000 Shares of Common Stock, Par Value $.08 Per Share, Filed on January 31, 1997 (Reg. No. 333-20849)

Ladies and Gentlemen:

         The undersigned Registrant joins with the selling shareholder named in the captioned registration statement in requesting that the above Registration Statement become effective at 9 A.M. on April 22, 1997 or as soon as possible thereafter.

         This will confirm that the undersigned is aware of its responsibilities under the Securities Act of 1933 and the Securities Exchange Act of 1934 as they relate to the proposed public offering of the securities specified in the Registration Statement.

                                            PHARMACEUTICAL FORMULATIONS, INC.

                                            By: /s/  Frank Marchese
                                               Name: Frank Marchese
                                               Title:V.P. Finance

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                               Patricia A. Cohen
                              6 Danton Lane South
                          Lattingtown, New York 11560


                                                     April 17, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.

         Re:      Pharmaceutical Formulations, Inc. -
                  Registration Statement for 400,000 Shares of Common Stock, Par Value $.08 Per Share, Filed on January 31, 1997 (Reg. No. 333-20849)

Ladies and Gentlemen:

         As a selling shareholder named in the captioned registration statement, I join with the Registrant in requesting that the above Registration Statement become effective at 9 A.M. on April 22, 1997 or as soon as possible thereafter.

         This will confirm that the undersigned is aware of her responsibilities under the Securities Act of 1933 and the Securities Exchange Act of 1934 as they relate to the proposed public offering of the securities specified in the Registration Statement.

                                                     Sincerely,

                                                    /s/ Patricia Cohen
                                                     Patricia Cohen